EXHIBIT 10.5

SUPERVALU INC.

2002 STOCK PLAN

SUPPLEMENTAL NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Supplemental Stock Option Agreement is made and entered into as of the Grant Date listed below, by and between SUPERVALU INC. (the “Company”) and the individual whose name and address appears in the signature space below (“Optionee”).

The Company has established the 2002 Stock Plan, as amended (the “Plan”), under which non-employee directors of the Company may be granted Supplemental Stock Options (each an “Option”) to purchase shares of the Company’s common stock, par value $1.00 per share (each a “Share”). Optionee has been granted an Option subject to Optionee’s acceptance thereof and the terms and conditions governing same as a result and by virtue of the resolutions adopted by the Board of Directors of the Company on                     ; and

In consideration of the foregoing, the Company and Optionee hereby agree as follows:

1. Grant. The Company hereby grants Optionee an Option to purchase the number of Shares set forth in the table below, effective as of the Grant Date indicated therein. The Option shall be a non-qualified stock option, having an exercise price and expiring on an expiration date, as indicated in the table below. Subject to the Stock Option Terms and Conditions attached hereto (the “Terms and Conditions”), the Option shall vest and become exercisable, with respect to one hundred percent (100%) of the Shares subject thereto as of the Grant Date.

Grant No.	Grant Date	Number of Shares	Type of Option NQ/ISO	Exercise Price	Expiration Date

2. Acceptance of Option and Terms and Conditions. The Option is governed by and subject to the Terms and Conditions attached hereto and the provisions of the Plan. Optionee hereby acknowledges receipt of the Terms and Conditions, and the Plan, and represents that he or she has read and understands same. Optionee hereby accepts the Option and agrees to be bound by all of the Terms and Conditions and the provisions of the Plan.

In witness whereof, this Stock Option Agreement has been executed by the Company and Optionee as of the Grant Date listed above.

SUPERVALU INC.	OPTIONEE:

By:

SUPERVALU INC.

2002 STOCK OPTION PLAN

TERMS AND CONDITIONS FOR

SUPPLEMENTAL STOCK OPTIONS

FOR NON-EMPLOYEE DIRECTORS

The Supplemental Non-Qualified Stock Option Agreement between SUPERVALU INC., a Delaware corporation (hereinafter called the “Company”), and the person named in the attached Notice of Grant of Supplemental Non-Qualified Stock Options (the “Notice”), who is a member of the Board of Directors of the Company but is not an employee of the Company or any of its subsidiaries (hereinafter called the “Optionee”), effective as of the date of grant set forth in the attached Notice (the “Grant Date”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company, at a meeting held on August 12, 1998, adopted a Supplement Option Program, as amended May 26, 2004, that directed the Executive Personnel Compensation Committee to consider at their next meeting a supplemental grant of non-qualified stock options under the Company’s 2002 Stock Plan (“Supplemental Option”) to non-employee directors of the Company, including the Optionee, to purchase shares of the Company’s Common Stock, upon exercise of stock options granted under the Company’s 1983 Employees Stock Plan to the Optionee, using already-owned shares to pay the option price.

WHEREAS, the Subcommittee for Qualified Performance Based Compensation of the Executive Personnel and Compensation Committee (“Committee”) at the next Committee meeting, considered and approved this Supplement Option grant to the Optionee.

NOW, THEREFORE, the parties agree as follows:

1)	The Company irrevocably grants to the Optionee, as a matter of separate agreement and not in lieu of any other compensation for services, the right and option to purchase all or any part of the aggregate number of shares of Common Stock set forth in the attached Notice, on the terms and conditions herein set forth and subject to all provisions of the Plan. The Supplemental Option granted hereunder shall not be an Incentive Stock Option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended.

2)	The purchase price of the Common Stock subject to the stock option shall be the option price per share set forth in the attached Notice.

3)	The term of the Supplemental Option shall expire on the expiration date as set forth in the attached Notice and is exercisable as to 100% of the shares on the date of grant. The Supplemental Option may be exercised at any time, or from time to time as to any or all full shares. The Optionee shall not have any of the rights of a stockholder with respect to any of the Common Stock subject to the Supplemental Option until such shares shall be issued to the Optionee upon due exercise of the Supplemental Option.

4)	Except as otherwise determined by the committee, the Supplemental Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Supplemental Option may be exercised during the lifetime of the Optionee only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Supplemental Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Supplemental Option contrary to the provisions hereof and the levy of an execution, attachment or similar process upon the Supplemental Option shall be void.

5)	In the event the Optionee shall cease to be a member of the Board of Directors of the Company for any reason, including death, the Optionee may exercise the Supplemental Option at any time; provided, however, that the Supplemental Option may not be exercised after the expiration date.

6)	Nothing herein contained shall confer on the Optionee any right to continue as a director of the Company or affect in any way the right of the stockholders of the Company to remove the Optionee from the Board of Directors as provided in the Company’s Bylaws.

7)	In the event of the death of the Optionee prior to the exercise in full or the expiration of this Supplemental Option, the Supplemental Option may be exercised by a legatee or legatees of the Optionee under his or her last will or by the Optionee’s personal representatives or distributees at any time prior to the expiration of the Supplemental Option as set forth in the attached Notice, to the full extent of the Common Stock covered by the Supplemental Option not previously purchased.

8)	If any of the shares covered by this Supplemental Option Agreement are not registered under the Securities Act of 1933 at the time of their issuance hereunder, the Optionee represents and agrees that all such shares purchased under the Supplemental Option will be acquired for investment and not for resale.

9)	If any portion of the Supplemental Option is exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares or the like occurring after the date hereof as a result of which shares of any class shall be issued in respect of the outstanding Common Stock, or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Supplemental Option shall receive for the aggregate price paid upon such exercise the aggregate number of shares which, if Common Stock (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in the Notice) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and any and all such stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or the like; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

10)	The Supplemental Option may be exercised by written notice to the Company at its principal office, attention: Corporate Secretary. The notice shall state the number of shares with respect to which the Supplemental Option is being exercised. The notice shall be accompanied by payment of the full purchase price and the Company shall issue and deliver a certificate representing such shares as soon as practicable after the notice is received. Payment of the purchase price shall, unless otherwise consented to by the Company, be made by a certified or bank cashier’s check payable to the order of the Company, or by tender of shares of the Company’s Common Stock previously owned by the Optionee having a fair market value equal to the option price, or a combination of cash in the form of a certified or bank cashier’s check and shares of the Company’s Common Stock equal to the exercise price of the Supplemental Option. Certificates for the shares purchased shall be registered in the name of the person exercising the Supplemental Option (or if the Supplemental Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Supplemental Option, shall be registered in the name of the Optionee and another person as joint tenants) and shall be delivered to the person exercising the Supplemental Option. In the event the Supplemental Option shall be exercised pursuant to paragraph 7 hereof by any person other than the Optionee, the notice shall be accompanied by appropriate proof of such person’s right to exercise the Supplemental Option. All shares issued upon the exercise of the Supplemental Option shall be fully paid and non-assessable.

11)	The Company shall reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

12)	As used in this Agreement, the term “Common Stock” shall mean the Common Stock of the Company as authorized at the date hereof, and the term “Committee” shall have the meanings ascribed to it in the Plan.

13)	This Supplemental Option is granted pursuant to the Plan and is subject to all the terms and conditions contained therein. A copy of the Plan is available to the Optionee upon request.

14)	Optionee acknowledges that Optionee will consult with his or her personal tax advisor regarding the income tax consequences of exercising the Supplemental Option or any other matters related to this Agreement. In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon exercise of this Supplemental Option, and in order to comply with all applicable income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee. In accordance with the terms of the Plan, and such rules as the Company may adopt, Optionee may elect to satisfy Supplemental Optionee’s federal and state income tax withholding obligations upon exercise of this Supplemental Option by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of this Supplemental Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise.

15)	Pursuant to the terms of the Supplemental Option Program, restoration options will not be granted to non-employee directors upon the exercise of this Supplemental Option.

THIS SUPPLEMENTAL NON-QUALIFIED STOCK OPTION AGREEMENT IS ATTACHED TO AND MADE A PART OF A NOTICE OF GRANT OF SUPPLEMENTAL NON-QUALIFIED OPTIONS AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH NOTICE IS DULY EXECUTED AND DELIVERED BY THE COMPANY AND THE OPTIONEE.

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